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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Headwaters Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT		84095
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 984-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sale of our discontinued cleaned coal operations, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "may," "should," "intends," "plans," "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," "forecasts," or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2013, Quarterly Reports on Form 10-Q, and other periodic filings.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 7.01.    Regulation FD Disclosure.

        On December 4, 2013, Headwaters Incorporated (the "Company") commenced a private offering of $150.0 million in senior notes solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons, as defined under Regulation S under the Securities Act.

        Attached hereto as Exhibit 99.1 and incorporated by reference herein is a presentation of certain information relating to the Company made in connection with the proposed private offering of senior notes included in an offering memorandum dated December 4, 2013. In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act.

        The senior notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the senior notes or any other securities of the Company.

Item 8.01.    Other Events.

        Attached hereto as Exhibit 99.2 and incorporated by reference herein is a press release dated December 4, 2013, announcing the proposed private offering of senior notes by the Company.

        On December 4, 2013, the Company entered into a stock purchase agreement with Roof Tile, Inc. ("Entegra Roof Tile"), Barrier Group, LLC ("Tag & Stick") and their stockholders to acquire an 80% equity interest in the business of Entegra Roof Tile and a 40% equity interest in Tag & Stick for a combined purchase price of $53.7 million, subject to certain working capital and tax based adjustments. Entegra Roof Tile is a leading manufacturer of high quality concrete roof tiles and accessories under the Entegra brand that are sold primarily into the Florida market. Tag & Stick is an innovative roofing underlayment currently sold in Florida with plans to market throughout the United States. The related press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits

Exhibit No.	Description
99.1	Supplemental Regulation FD Disclosure of Headwaters Incorporated dated December 4, 2013
99.2	Press Release by Headwaters Incorporated dated December 4, 2013
99.3	Press Release by Headwaters Incorporated dated December 4, 2013

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEADWATERS INCORPORATED
Date: December 4, 2013	By:	/s/ KIRK A. BENSON
	Name:	Kirk A. Benson
	Title:	Chief Executive Officer

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  Item 7.01. Regulation FD Disclosure.
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE